UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2018

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 949-2680

675 W. Kendall St., Cambridge, MA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2018, Gary Schuman resigned as Interim Chief Financial Officer of Cue Biopharma, Inc. (the “Company”), effective immediately. Kerri-Ann Millar, who is being promoted from Controller to Vice President, Finance, will succeed Mr. Schuman as the Company’s principal financial officer.

Ms. Millar joined the Company in September 2017 as Corporate Controller. Prior to joining the Company, Ms. Millar served as Corporate Controller of Flexion Therapeutics, Inc., a biopharmaceutical company focused on the development of local therapies for the treatment of patients with musculoskeletal conditions, such as osteoarthritis, from March 2014 to September 2017. From May 2005 to March 2014, she served as Finance Specialist for Curis, Inc., a biotechnology company focused on treatments for cancer. Ms. Millar holds a BS in Accounting and Finance from Boston University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: April 30, 2018	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer